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                            CERTIFICATE OF AMENDMENT

                                       OF

              THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                         THE GENERAL CHEMICAL GROUP INC.

                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware

                  The General Chemical Group Inc. (the "Corporation"), a corporation organized under the General Corporation Law of the State of Delaware (the "DGCL"), hereby certifies as follows:

                  FIRST: That the Board of Directors of the Corporation has duly adopted a resolution authorizing the Corporation to reclassify and change each share of the Corporation's common stock, par value $0.01 per share, into 0.10 shares of common stock, par value $0.01 per share, and each share of the Corporation's class B common stock, par value $0.01 per share, into 0.10 shares of class B common stock, par value $0.01 per share.

                  SECOND: That the Board of Directors of the Corporation has duly adopted a resolution setting forth the following proposed amendment to the Amended and Restated Certificate of Incorporation of the Corporation and declaring such amendment to be advisable (the "Amendment"):

         Section 1 of Article IV of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by adding two new paragraphs at the end of such Section 1, with such paragraphs to read as follows:

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                  "Each share of the Common Stock, par value $0.01 per share, of the Corporation issued and outstanding or held in treasury as of 5:00 p.m. (Eastern Standard Time) on the date of the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware (the "Effective Time") shall be reclassified as and changed into 0.10 shares of Common Stock, par value $0.01 per share, of the Corporation, without any action by the holders thereof. Each stockholder who, immediately prior to the Effective Time, owns a number of shares of Common Stock which is not evenly divisible by ten shall, with respect to such fractional interest, be entitled to receive from the Corporation cash in the an amount equal to such fractional interest multiplied by the average closing price of the Common Stock on the New York Stock Exchange over the ten-trading day period immediately preceding the Effective Time (with the last day of such period being the date on which the Effective Time occurs) (the "Averaging Period").

                  "Each share of the Class B Stock issued and outstanding or held in treasury immediately prior to the Effective Time shall be reclassified as and changed into 0.10 shares of Class B Stock, par value $0.01 per share, of the Corporation, without any action by the holders thereof. Each stockholder who, immediately prior to the Effective Time, owns a number of shares of Class B Stock which is not evenly divisible by ten shall, with respect to such fractional interest, be entitled to receive from the Corporation cash in the an amount equal to such fractional interest multiplied by the average closing price of the Common Stock on the New York Stock Exchange over the Averaging Period."

                  THIRD: That the Amendment was duly adopted, in accordance with the DGCL and the Amended and Restated Certificate of Incorporation and the By Laws of the Corporation, by the stockholders of the Corporation at a meeting of the stockholders duly held on May 16, 2001.

                  FOURTH: That the Board of Directors of the Corporation has not elected to abandon the Amendment pursuant to resolutions adopted by the Board of Directors in accordance with Section 242(c) of the DGCL.

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                  IN WITNESS WHEREOF, the undersigned, being a duly authorized
Vice President of the Corporation for the purpose of amending the Certificate of Incorporation of the Corporation pursuant to Section 242 of the General Corporation Law of the State of Delaware, does make and file this Certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly has hereunto set his hand, this 9th day of July, 2001.

                                             By:  /s/Todd M. DuChene
                                                ----------------------------
                                                Name:  Todd M. DuChene
                                                Title:  Secretary